UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 4, 2010

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland  21117
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (410) 363-3000

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Universal Security Instruments, Inc. (the “Company”) was held on October 4, 2010.  The matters submitted to the stockholders for a vote were: (i) the election of two directors; and (ii) the approval of the Company’s 2010 Non-Qualified Stock Option Plan (the “Plan”).

Of the 2,387,887 shares entitled to notice of and to vote at the meeting, 1,272,873 shares (or 53.3% of the total shares) were represented at the meeting.  The affirmative vote of at least 1,193,944 shares is required to elect directors and approve the Plan.

The nominees submitted for election as directors were Ira F. Bormel and Cary Luskin.  The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold
Ira F. Bormel	984,762	288,112
Cary Luskin	985,207	287,667

As a result, the nominees were not elected but, in accordance with Maryland law, continue to serve as directors until their successors are duly elected and qualify.  Directors not up for re-election and continuing in office after the Meeting are: Harvey B. Grossblatt and Ronald A. Seff, M.D.

The results of the vote on the proposal to approve the Plan were 1,177,574 shares voting in favor of the Plan, 90,505 shares voting against approval of the Plan, and 4,794 shares abstaining.  As a result, the Plan was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC. (Registrant)

Date: October 6, 2010	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President